EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                         100 WILLIAM STREET, 15th FLOOR
                            NEW YORK, NEW YORK 10038
                                 (212) 269-6300
                                FAX 212-771-6545

                                                                  March 28, 2001

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051

The Chase Manhattan Bank
4 New York Plaza, 6th Floor
New York, New York 10004

RE: GOVERNMENT SECURITIES INCOME FUND,
    MONTHLY PAYMENT U.S. TREASURY SERIES--28, DEFINED ASSET FUNDS
(A Unit Investment Trust) Units of Fractional Undivided Interest-Registered Under the Securities Act of 1933, File No. 333-44343)

Gentlemen:

    We have examined the Registration Statement for the above captioned Fund.

    We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus contained in the Post-Effective Amendment No. 3 to the Registration Statement for the above captioned Fund and to the use of the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

    You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                          Very truly yours,
                                          STEVEN MIANO
                                          Director Fixed Income
                                          Data Operations